Exhibit 10.19 Form of Promissory Note
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                                 PROMISSORY NOTE




                                                   Dated as of            , 1996
     $**                                                     Scottsdale, Arizona



FAMILY STEAK HOUSES OF FLORIDA, INC., a Florida corporation ("Debtor"), for value received, hereby promises to pay to FFCA MORTGAGE CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, or order, on or before **, as herein provided, the principal sum of ** ($**), plus accrued interest thereon, as herein provided.


     Initially capitalized terms which are not otherwise defined in this Note shall have the following meanings:


          "Applicable Margin" means an annual percentage equal to 3.75%.


          "Adjustable Rate" means an annual interest rate equal to the sum of the Adjustable Rate Basis plus the Applicable Margin.


          "Adjustable Rate Basis" means, for any Interest Period, the annual interest rate (rounded upward to the nearest 1/16th of one percent) determined by FFCA, at approximately 9:00 a.m., Central time, on the Adjustable Rate Reset Date, to be the offered quotations that appear on the Reuter's Screen LIBO page for dollar deposits in the London interbank market for a length of time approximately equal to the Interest Period. If at least two such offered quotations appear on the Reuter's Screen LIBO page, the Adjustable Rate Basis shall be the arithmetic mean (rounded upward to the nearest 1/16th of one percent) of all such offered quotations, as determined by FFCA. If the Reuter's Screen LIBO page is not available or has been discontinued, the Adjustable Rate Basis shall be the rate per annum that FFCA determines to be the arithmetic mean (rounded as aforesaid) of the per annum rates of interest at which deposits in dollars in an amount approximately equal to the principal amount of and for a length of time approximately equal to the Interest Period, are offered in immediately available funds in the London interbank market at 11:00 a.m., London time, on the Adjustable Rate Reset Date. Notwithstanding the provisions of the foregoing three sentences, if the annual interest rate charged to FFCA under its then existing LIBOR based credit facility (the "FFCA Credit Facility") is determined by a methodology other than as described in such sentences, the Adjustable Rate Basis shall be determined in accordance with the methodology for determining the annual interest rate under the FFCA Credit Facility.

          "Adjustable Rate Reset Date" means the fifteenth day of each calendar month, or the next succeeding Business Day if such day is not a Business Day, prior to the next Interest Period.


          "Business Day" means any day on which FFCA is open for business in the State of Arizona, other than a Saturday, Sunday or a legal holiday.


          "Interest Period" means (i) initially, the period beginning on the date of this Note and ending on the last day of the calendar month in which such date occurs, and (ii) thereafter, the period beginning on the first day of the calendar month and ending on the last day of such calendar month.


          "Maturity Date" means the first day of                        .


          "Payment Period" means the period beginning on the first day of January and ending on the last day of December of the same calendar year.


          "Payment Reset Calculation" means the level monthly payment calculated by the full amortization of the outstanding principal amount of this Note on the Payment Reset Date at the Adjustable Rate as determined on each December 15th prior to the next Payment Period over the remaining originally scheduled term of this Note.


          "Payment Reset Date" means the first day of January of each calendar year or the next succeeding Business Day if such day is not a Business Day.



     Debtor shall pay interest on the outstanding principal amount of this Note at the Adjustable Rate, on the basis of a 360-day year for the actual number of days elapsed, in arrears.


     Debtor shall pay consecutive level monthly installments on the first day of each calendar month during the term of this Note prior to the Maturity Date. The initial level monthly payments for the first Payment Period shall be equal to $** until the first Payment Reset Date, at which time, and on each succeeding Payment Reset Date thereafter, the level monthly payment to be paid by Debtor shall be adjusted for the next succeeding Payment Period based on the Payment Reset Calculation. All outstanding principal and unpaid accrued interest shall be paid on the Maturity Date.


     Each payment of principal and interest hereunder shall be applied first toward any past due payments under this Note (including payment of all costs (as herein defined)), then to accrued interest at the Adjustable Rate and the balance, after payment of such accrued interest, if any, shall be applied to the unpaid principal balance of this Note; provided, however, each payment hereunder while a default under this Note has occurred and is continuing shall be applied as FFCA in its sole discretion may determine. After application of any monthly payment in the above manner, in the event that the outstanding principal amount of this Note exceeds 110% of the original principal balance of this Note, Debtor shall prepay, without premium or penalty, on the first day of the next succeeding calendar month after each such occurrence, a principal amount equal to the difference between the outstanding principal balance of this Note and the original principal balance of this Note (the "Negative Amortization Amount").

     FFCA shall notify Debtor in writing on or before the twenty-fifth day of each calendar month during the term of this Note of FFCA's determination of the Negative Amortization Amount, if any, payable on the first day of the next succeeding calendar month. FFCA shall also notify Debtor in writing on or before the twenty-fifth day of each December during the term of this Note of FFCA's determination of the level monthly payment to be paid by Debtor based on the Payment Reset Calculation for the next Payment Period.


     Debtor may prepay the Note in whole, but not in part, on the fifteenth day of any month, without a prepayment premium or penalty, provided Debtor provides FFCA with at least thirty days advance notice of Debtor's intention to prepay this Note.


     Upon execution of this Note, Debtor shall establish arrangements whereby all payments of principal and interest hereunder are transferred by wire or other means directly from Debtor's bank account to such account as FFCA may designate or as FFCA may otherwise designate.


     If any  installment  or payment due under this Note remains unpaid for five
(5) days after written notice thereof to Debtor, or upon the occurrence of an event of default under (i) the mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the real property legally described on the attached Exhibit A (the "Premises"), dated as of even date herewith executed by Debtor for the benefit of FFCA (the "Mortgage"), (ii) any of the other Loan Documents (as defined in the Mortgage), or (iii) any other document further securing this Note, then, in any of such events, time being of the essence hereof, FFCA may declare the entire unpaid principal balance of this Note, accrued interest, if any, and all other sums due under this Note, the Mortgage, the other Loan Documents and any other document further securing this Note, due and payable at once without written notice to Debtor.


     All past-due principal and/or interest shall bear interest at the lesser of the highest rate for which the undersigned may legally contract, or the applicable Adjustable Rate plus 5% per annum, whichever is less (the "Default Rate"), and such Default Rate shall continue to apply following a judgment in favor of FFCA under this Note. If Debtor fails to make any payment or installment due under this Note within five days of its due date, Debtor shall pay to FFCA in addition to any other sum due FFCA under this Note or any other Loan Document a late charge equal to 10% of such past-due payment or installment.


     All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Debtor, and (ii) without any other right of abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Debtor will pay the amounts necessary such that the gross amount of the principal and interest received by FFCA is not less than that required by this Note.

     No delay or omission on the part of FFCA in exercising any remedy, right or option under this Note shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion.


     Debtor hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note.


     All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Note shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:


          If to Debtor:  Family Steak Houses of Florida, Inc.
                         2113 Florida Boulevard
                         Neptune Beach, FL 32266
                         Attention:     Edward B. Alexander
                         Telephone:     (904) 249-4197
                         Telecopy:      (904) 249-1466


          If to FFCA:    Dennis L. Ruben, Esq.
                          Senior Vice President and General Counsel
                         FFCA Mortgage Corporation
                         17207 North Perimeter Drive
                         Scottsdale, AZ  85255
                         Telephone:     (602) 585-4500
                         Telecopy:      (602) 585-2226


or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.


     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection after default, Debtor shall pay, in addition to the principal and interest due and payable hereon, all costs of
collecting  or  attempting  to  collect  this  Note  (the  "Costs"),   including
reasonable attorneys' fees and expenses of FFCA (including those fees and expenses incurred in connection with any appeal and those of FFCA's in-house counsel) whether or not a judicial action is commenced by FFCA.

     This Note may not be amended or modified except by a written agreement duly executed by Debtor and FFCA.


     Notwithstanding anything to the contrary contained in any of the Loan Documents, the obligations of Debtor to FFCA under this Note and any other Loan Documents are subject to the limitation that payments of interest and late charges to FFCA shall not be required to the extent that receipt of any such payment by FFCA would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by FFCA. The portion of any such payment received by FFCA that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of this Note or if such excess portion exceeds the outstanding principal balance of this Note, then such excess portion shall be refunded to Debtor. All interest paid or agreed to be paid to FFCA shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.


     It is the intent of the parties hereto that the business relationship created by this Note and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents, is intended, nor shall the same be deemed or construed, to create a partnership between FFCA and Debtor, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor. Debtor acknowledges that FFCA (or any partner of FFCA) and Franchisor (as defined in the Mortgage) are not affiliates, agents, partners or joint venturers, nor do they have any other legal, representative or fiduciary relationship.


     FFCA, by accepting this Note, and Debtor acknowledge and warrant to each other that each has been represented by independent counsel and Debtor has executed this Note after being fully advised by said counsel as to its effect and significance. This Note shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.


     Debtor acknowledges that this Note was substantially negotiated in the State of Arizona, the executed Note was delivered in the State of Arizona, all payments under this Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Note, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of Debtor and FFCA that all provisions of this Note shall be governed by and construed under the laws of the State of Arizona. Nothing contained in this paragraph shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the state in which the Premises is located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under the Loan Documents.

     FFCA, BY ACCEPTING THIS NOTE, AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF FFCA AND DEBTOR, DEBTOR'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.


     This obligation shall bind Debtor and its successors and assigns, and the benefits hereof shall inure to FFCA and its successors and assigns. FFCA may assign its rights under this Note as set forth in Section 13.P of the Loan Agreement dated as of the date of this Note between FFCA and Debtor.

     IN WITNESS WHEREOF, Debtor has executed and delivered this Note effective as of the date first set forth above.


                         FAMILY STEAK HOUSES OF FLORIDA,
                           INC., a Florida corporation



                                   By
                                   Name
                                        Title



                                 EXHIBIT A


                                 PREMISES



                                 EXHIBIT C


                                 MORTGAGE



RETURN TO:
Lawyers Title Insurance Corporation
40 East Mitchell Drive
Suite 100
Phoenix, Arizona  85012
Attention: Sheila Layne


THIS INSTRUMENT PREPARED BY:
Kutak Rock
Sixteenth Floor
3300 North Central Avenue
Phoenix, Arizona 85012